Exhibit 99.2

News Release

Tailored Brands Successfully Completes Financial Restructuring

Company Emerges from Chapter 11 and Eliminates $686 Million of Existing Debt

Men’s Wearhouse, Jos. A. Bank, Moores Clothing for Men and K&G Fashion Superstore Well-Positioned to Continue Delivering Selection, Convenience, Service and Value for Customers

FREMONT, CA, December 1, 2020 – Tailored Brands, Inc. and certain of its subsidiaries (collectively “Tailored Brands” or the “Company”) today announced their emergence from Chapter 11 protection. This milestone marks the successful completion of the Company’s financial restructuring process and the implementation of the Plan of Reorganization confirmed by the U.S. Bankruptcy Court on November 13, 2020. Tailored Brands emerges with a significantly bolstered financial position, $686 million of debt eliminated from its balance sheet and the full support of its new owners.

“We are thrilled to emerge from Chapter 11, having gained the financial and operational flexibility we need to support each of our brands in this rapidly evolving retail environment, continue to show up strong for our customers and remain an attractive employer. I want to thank all of the lenders, employees, customers, landlords, vendors and other partners who helped us get to this point,” said Tailored Brands President and Chief Executive Officer Dinesh Lathi. “Be assured that, while addressing our underlying financial challenges precipitated by the unprecedented impact of COVID-19, we continued to strengthen our business and brands with efforts focused on expanding our omni-channel capabilities to provide even greater convenience for our customers, curating our merchandise assortments to align with today’s needs and trends, and launching exciting new partnerships that appeal to existing and new customers. As a result, we are confident we are well-positioned for the future and look forward to building upon this momentum as we enter this next chapter.”

Tailored Brands now operates with a strengthened capital structure, consisting of a $430 million ABL facility, a $365 million exit term loan and $75 million of cash from a new debt facility. The Company expects that this exit financing will support ongoing operations and enable the Company to execute on its strategic initiatives.

Filings and additional information on the transaction consummated in connection with the Company’s emergence from bankruptcy can be found at http://cases.primeclerk.com/TailoredBrands.

Tailored Brands was advised in this process by Kirkland & Ellis LLP as legal advisor, PJT Partners as financial advisor and AlixPartners as restructuring advisor.

About Tailored Brands, Inc.

Tailored Brands is a leading omni-channel specialty retailer of menswear, including suits, formalwear and a broad selection of business casual offerings. We help our customers look and feel their best by delivering personalized products and services through our convenient network of stores and e-commerce sites. Our brands include Men's Wearhouse, Jos. A. Bank, Moores Clothing for Men and K&G.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com, www.mooresclothing.com, and www.kgstores.com.

Forward-Looking Statements

This press release contains forward-looking information, including the Company’s statements regarding its emergence from Chapter 11 protection, its strengthened capital structure and the Company’s ability to execute on its strategic initiatives. In addition, words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “projections,” and “business outlook,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors. Factors that might cause or contribute to such differences include, but are not limited to: risks related to the Company’s emergence from Chapter 11, including the effectiveness of the overall restructuring activities completed during the Chapter 11 process and any additional strategies that the Company may employ to address its business including its liquidity and capital resources; the effects of the COVID-19 pandemic and uncertainties about its depth and duration, including the health and well-being of our employees and customers, temporary or permanent store closures, additional periods of increases in the number of COVID-19 cases, increases in the unemployment rate, furlough or temporary layoffs of our employees, social distancing measures and changes in consumer spending behaviors; actions or inactions by governmental entities; domestic and international macroeconomic conditions; inflation or deflation; the Company’s ability to attract, motivate and retain key personnel; success, or lack thereof, in formulating or executing our internal strategies and operating plans; cost reduction initiatives and revenue enhancement strategies; changes in demand for our retail clothing or rental products, including changes in apparel trends and changing consumer preferences; market trends in the retail or rental business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing and polished casual attire; performance issues with key suppliers; disruptions in our supply chain; severe weather; regional or national civil unrest or acts of civil disobedience; public health crises, including COVID-19; foreign currency fluctuations; government export and import policies, including the enactment of duties or tariffs; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches; legal proceedings and the impact of climate change.

Media Contact

Stephanie Randall

TailoredBrands@fticonsulting.com